EXHIBIT 10.1
PATTERSON COMPANIES, INC.
SUMMARY OF MATERIAL TERMS OF
MANAGEMENT INCENTIVE COMPENSATION PLAN FOR
FISCAL YEAR 2024

The Company’s named executive officers are eligible for annual incentives, payable in cash, under the Management Incentive Compensation Plan (the “MICP”). The MICP payout targets, which are achieved if the Company meets certain goals set out in the annual operating plan, are approved by the Compensation and Human Capital Committee of the Company’s Board of Directors (the “Committee”) each year. The MICP performance measures and their weightings are also approved by the Committee each year. The Committee also reviews and approves a schedule that details the required Company performance and resulting MICP payouts for each performance measure. If the threshold performance goals are met, MICP payouts equal at least 50% of target. The Committee maintains the discretion to vary from the formula to decrease an MICP payout. Actual MICP payouts are delivered after the Company’s results are known and applied to the MICP.